August 9, 2022 John Collins 1178 Stunt Road Calabasas, CA 91302 jcollins@liveperson.com Dear John, I am pleased to offer you the following amended terms of employment in your role of EVP, Chief Financial Officer ● Effective as of April 1, 2022 you will be paid salary at an annualized salary rate of $525,000 USD per year, to be paid in accordance with our current payroll practices (we currently pay salary on a semi-monthly basis on the 15th and last day of each month). ● You will be eligible to participate in the LivePerson annual bonus plan as it exists from time to time under terms comparable to other LivePerson employees of similar role and responsibility. Effective April 1, 2022 your target annual bonus for 2022 will be $$288,750.00 USD (55% of your base salary). Your actual annual bonus payout, as well as any bonus payouts for future fiscal years, if any, is anticipated to be paid during the first quarter of the subsequent fiscal year in accordance with then-current company practices, and will be determined in the sole discretion of the Company based on its then-current bonus program and policies including without limitation the annual goals set by the Board, Compensation Committee or the Company, the profitability of the company as compared to the Company’s fiscal plan and targets, your individual bonus target and goals, and your personal contribution to the company’s performance as determined by the Company in its sole discretion. Your actual bonus payment may be either greater or less than your target amount based on these criteria. Eligibility for and payment of such bonus, if any, is conditioned on your being actively employed by LivePerson as of the applicable payment date of the Company bonus payout. In any year, LivePerson may determine not to pay any bonus based on the above criteria. LivePerson reserves the right in the future to amend or terminate its bonus plan at any time. ● You will be eligible for vacation in accordance with LivePerson’s vacation policy as it exists from time to time. Under the current policy, you will accrue vacation at the approximate rate of 1.66 vacation days per month (20 days per year). ● You will be eligible to enroll in the LivePerson benefits, health and disability insurance programs subject to the terms and conditions of the applicable plans and policies, as they exist from time to time. You will be eligible to participate in the company’s 401(k) savings plan following your employment start date subject to the terms and conditions of the plan. ● Your employment remains premised upon your previous successful completion of the Company’s background verification of your prior employment and other information provided by you, as well as proof of identity and continued authorization to work in the United States, as required by law. ● In the event that your employment is terminated by the Company without Cause (as defined below), and provided that within sixty (60) days following your termination date you timely execute and do not revoke a separation and release agreement on customary terms drafted by and satisfactory to the Company (a “Release”), the Company will provide you with severance and benefits as follows (i) severance pay equal to six (6) months pay at your then current base salary rate in accordance with the Company’s normal payroll practices, (ii) reimbursement for the differential cost of continuation of your then-current health insurance benefits under COBRA (provided you timely elect COBRA) for a period of six (6) months and, (iii) if such termination occurs on or before the date that bonuses are paid for a completed fiscal year prior to termination, a payment equal to the bonus you would have received for the prior completed fiscal year had you remained employed on the applicable Company payout date that bonuses for such fiscal year are paid. All payments hereunder shall be payable in accordance with the payment procedures described below. For the avoidance of doubt, the foregoing severance shall not be paid in the event that your employment is terminated by reason of your voluntary resignation. EXHIBIT 10.1

● In the event that, within the 3-month period immediately prior to or the 12-month period immediately following, a Change of Control (as defined below) your employment is terminated (a) by the Company without Cause or (b) by you for Good Reason (defined below); and provided that within sixty (60) days following your termination date you timely execute and do not revoke a Release (as defined above), the Company will provide you with (i) severance pay equal to twelve (12) months pay at your then current base salary rate in accordance with the Company’s normal payroll practices, (ii) reimbursement for the differential cost of continuation of your then-current health insurance benefits under COBRA (provided you timely elect COBRA) for a period of twelve (12) months, (iii) a bonus payment equal to your target bonus for the prior completed fiscal year (if not yet paid); (iv) a bonus payment equal to your target bonus prorated for the number of months you were employed during the then-current fiscal year prior to termination, and (v) any outstanding unvested option and/or other equity awards held by you at the time of termination shall become immediately vested and exercisable on your termination date. The vested portion of any outstanding option and/or other equity awards held by you shall remain exercisable for 90 days following your date of termination, but in no event later than the original term of the option as set forth in the applicable award agreement. The foregoing benefits will be provided commencing on the later of (a) the date of the Change of Control or (b) the date of termination of your employment with the Company within the referenced time period above. ● In the event that your employment is voluntarily terminated at any time by you (other than for Good Reason as set forth herein), or by the Company for Cause, you will be entitled only to your earned and unpaid compensation earned through the date of your termination of employment in accordance with applicable law. You will not be entitled to severance, option acceleration, or any other compensation or consideration that you might have received had your employment with the Company not been terminated. ● Severance payments described above shall commence on the Company's first regularly scheduled payroll date that occurs as soon as practicable after the conditions set forth above are satisfied, and with respect to bonus payments, on the applicable bonus payout date bonuses are paid by the Company but in any event all severance and bonus payments hereunder shall be paid in full no later than the fifteenth (15th) day of the third (3rd) month following the end of your first tax year in which your termination of employment occurs, or, if later, the fifteenth (15th) day of the third (3rd) month following the end of the Company's first tax year in which your termination of employment occurs, as provided in Treasury Regulation Section 1.409A-1(b)(4). The parties intend that the payments and benefits provided pursuant to this letter are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance under and any state law of similar effect ("Section 409A") and any ambiguities herein will be interpreted to be so exempt. Notwithstanding anything herein to the contrary or otherwise, except to the extent that any reimbursement described in this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A, any reimbursement described in herein shall meet the following requirements: (a) the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year, (b) the reimbursements for expenses provided herein shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, (c) the right to reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit, and (d) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary Company policies and procedures regarding such reimbursement of expenses. Notwithstanding anything herein to the contrary, the Company shall have no liability to you or to any other person, for any taxes, penalties or otherwise, if the payments and benefits provided pursuant to this letter that are intended to be exempt from Section 409A are not so exempt. ● If (i) the aggregate of all amounts and benefits due to the Executive under this Agreement or under any other plan, program, agreement, or policy of the Company or any of its affiliates would, if received by the Executive in full and valued pursuant to Section 280G of the Code, constitute “parachute payments” as defined in Section 280G of the Code (collectively, “280G Benefits”), and if (ii) such aggregate amount would, if reduced by all federal, state, and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount that the Executive would receive, after all taxes, if the Executive received aggregate 280G Benefits equal (as valued pursuant to Section 280G of the Code) to $1.00 less than three times the Executive’s “base amount” as defined in Section 280G of the Code, then (iii) such 280G Benefits shall (to the extent that the reduction of such 280G Benefits would achieve the intended result) be reduced or eliminated to the extent necessary so that the aggregate 280G Benefits received by 2 the Executive will not constitute parachute payments, as follows: first, any amounts, the full amount of which would otherwise be considered a “parachute payment” under Treasury Regulation § 1.280G-1, Q&A-24(a) (after taking into account Q&A-24(a)(2)), shall be reduced to the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled payment dates; and second, any remaining 280G Benefits to which Treasury Regulation § 1.280G-1, Q&A-24(b) applies shall be reduced to the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled payment dates; and third, any remaining 280G Benefits to which Treasury Regulation § 1.280G-1, Q&A-24(c) applies shall be reduced to the extent necessary to eliminate the 280G Benefits, in reverse order of their regularly scheduled vesting dates. The determinations with respect to this Section shall be made by an independent auditor (the “Auditor”) paid by the Company. The Auditor shall be the Company’s regular independent auditor unless the Executive reasonably objects to the use of that firm, in which event the Auditor will be a nationally recognized United States public accounting firm chosen by the Parties. ● For purposes hereof, “Cause” shall mean a determination by the Company that: (i) you materially failed to perform your specified or fundamental duties to the Company or any of its subsidiaries, (ii) you were convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (iii) you engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of your duties and responsibilities to the Company or any of its subsidiaries, (iv) you failed to substantially comply with the written rules and policies of the Company or any of its subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (v) you breached any non-disclosure, non-solicitation or other restrictive covenant obligation to the Company or any of its subsidiaries. If the Company in its reasonable discretion determines that an event or incident described in to subparagraph (i) or (iv) of the definition of Cause is curable, then in order to terminate your employment for Cause pursuant to subparagraph (i) or (iv) of the definition of Cause, the Company shall (a) provide you with written notice of the event or incident that it considers to be “Cause” within 30 calendar days following its occurrence, (b) provide you with a period of at least 15 calendar days to cure the event or incident, and (c) if the Cause persists following the cure period, terminate your employment by written termination letter any time within 60 calendar days following the date that notice to cure was delivered to you. ● For purposes hereof, “Change of Control” shall be defined as, and limited to: (i) any person’s, entity’s or affiliated group’s becoming the beneficial owner or owners of more than fifty percent (50%) of the outstanding equity securities of the Company, or otherwise becoming entitled to vote shares representing more than fifty percent (50%) of the undiluted total voting power of the Company’s then- outstanding securities eligible to vote to elect members of the Board (the “Voting Securities”); (ii) a consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions are not the holders immediately after such transaction or series of related transactions of at least fifty-one percent (51%) of the Voting Securities of the entity surviving such transaction or series of related transactions; or (iii) the sale or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. ● For purposes hereof, “Good Reason” shall mean one or all of the following conditions arising without your consent: (i) a material reduction in or failure to pay your annual base salary by the Company other than as part of an across-the-board reduction in parity with a reduction applicable to all employees or to other employees of similar role and responsibility; (ii) a material reduction by the Company of your role, responsibilities, organizational seniority and title other than as agreed to by you in writing, or (iii) a relocation of your required full-time physical work location to a location more than 60 miles from its location on the date hereof (or from such other location to which you have consented after the date hereof), unless such new location is closer to your primary residence than the prior location. To be entitled to terminate your employment for Good Reason, you must (a) provide written notice to the Company of the event or change you consider constitutes “Good Reason” within 30 calendar days following its occurrence, (b) provide the Company with a period of at least 30 calendar days to cure the event or change, and (c) if the Good Reason persists following the cure period, actually resign by written resignation letter within 60 calendar days following the event or change. ● If any law, rule or regulation applicable to the Company or its affiliates (including any rule or requirement of any nationally recognized stock exchange on which the stock of the Company or its affiliates has been 3 listed), to comply with such laws requires the forfeiture or recoupment of any amount paid or payable to you, you hereby consents to such forfeiture or recoupment, in each case in the time and manner determined by the Company in its reasonable good faith discretion. Furthermore, if you engage in any act of embezzlement, fraud or dishonesty involving the Company or its affiliates which results in a financial loss to the Company or its affiliates, the Company shall be entitled to recoup an amount from you determined by the Company in its reasonable discretion. ● This letter shall not be construed as an agreement (either express or implied) to employ you, or for any guaranteed term of employment, and shall in no way alter the Company’s policy of employment at-will, under which both the Company and you remain free to end the employment relationship for any reason, at any time, with or without cause or notice. Your employment with LivePerson is at-will and may be terminated by you or LivePerson at any time with or without cause and with or without notice. ● The terms and conditions of the Proprietary Information, Developments, and Non-Solicitation Agreement executed between you and the Company and your obligations thereunder are incorporated herein by reference. ● The Company and you agree that the Company shall have the right to assign this Agreement, and, accordingly, this Agreement shall inure to the benefit of, be binding upon and may be enforced by, any and all successors and assigns. Your rights and obligations under this Agreement are personal to you and may not be assigned or otherwise transferred. This Agreement shall be interpreted and construed by the laws of the State of New York, without regard to conflict of laws provisions. Each party hereby submits to and acknowledges and recognizes the jurisdiction of the courts of the State of New York or if appropriate, a federal court located in New York (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof. Accepted and agreed: Sincerely, ______________ Rob LoCascio Chief Executive Officer ______________ Date Accepted by: ______________ John Collins ______________ Date 4 /s/ Rob LoCascio /s/ John Collins August 9, 2022 August 9, 2022 Chief Financial Officer